Exhibit 99.2

NEWS RELEASE

Hecla to Participate in Mining Forum Americas 2025

COEUR D'ALENE, IDAHO – September 11, 2025 - Hecla Mining Company (NYSE:HL) is pleased to announce that Rob Krcmarov, President and CEO, will present at the Mining Forum Americas 2025 in Colorado Springs, Colorado, on Tuesday, September 16, at 2:20 PM Mountain Time. This annual event gathers leading mining executives and investors from around the world. A live webcast of the presentation can be accessed through the following link: https://americas.miningforum.com/member-webcast/4236/.

Presentation materials will be available on Hecla’s website under News & Media > Events & Webcasts at www.hecla.com.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States and Canada. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Mike Parkin

Vice President – Strategy and Investor Relations

Cheryl Turner

Investor Relations Coordinator

Investor Relations

Email: hmc-info@hecla.com

Website: http://www.hecla.com